UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
July 1, 2014 (June 30, 2014)
Date of Report (date of earliest event reported)
_______________________
TRANSCEPT PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1003 W. Cutting Blvd., Suite #110
Point Richmond, California 94804
(Address of principal executive offices)
(510) 215-3500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 30, 2014, Transcept Pharmaceuticals, Inc. (“Transcept” or the “Company”), Tigris Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Transcept (“Merger Sub”), Tigris Acquisition Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Transcept (“Merger LLC”), and Paratek Pharmaceuticals, Inc., a Delaware corporation (“Paratek”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, (i) Merger Sub will merge with and into Paratek, with Paratek becoming a wholly-owned subsidiary of Transcept and the surviving corporation of the merger (the “Merger”) and (ii) immediately following the Merger, the surviving corporation will merge with and into Merger LLC with Merger LLC surviving as the surviving company in such merger (the “Second Merger”). The Merger and the Second Merger are intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.
Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger, each outstanding share of Paratek common stock will be converted into the right to receive 0.810 shares of common stock of the Company, subject to the payment of cash in lieu of fractional shares. Immediately following the effective time of the Merger, Paratek stockholders are expected to own approximately 89.6% of the outstanding capital stock of the Company.
Consummation of the Merger is subject to certain closing conditions, including, among other things, approval by the stockholders of Transcept and Paratek. The Merger Agreement contains certain termination rights for both Transcept and Paratek, and further provides that, upon termination of the Merger Agreement under specified circumstances, either party may be required to pay the other party a termination fee of $6.3 million.
At the effective time of the Merger, the Board of Directors of Transcept is expected to consist of a total of seven members, two of whom will be designated by Transcept and five of whom will be designated by Paratek.
Pursuant to the terms of the Merger Agreement, prior to the closing of the Merger, Transcept is expected to make a dividend to its stockholders of certain assets, including excess cash (as calculated in accordance with the Merger Agreement), the right to receive certain royalty income received by Transcept pursuant to the United States License and Collaboration Agreement, dated July 31, 2009, as amended November 1, 2011, by and between Transcept and Purdue Pharmaceutical Products L.P., and the right to receive the proceeds (net of certain fees, expenses) of any sale of Intermezzo (zolpidem tartrate) sublingual tablet C-IV or Transcept’s product candidate, designated TO-2070, in each case, which are received prior to the two-year anniversary of the closing of the Merger or which are received pursuant to a definitive agreement relating to such sale which is entered into during such period.
Concurrent with the execution of the Merger Agreement, Transcept made a bridge loan to Paratek in the principal amount of $3.5 million. In the event that the transaction does not close by September 15, 2014, Transcept has committed to make available further funding of up to $800,000 per month, until December 31, 2014, provided the Merger continues to be pending and the Merger Agreement has not been terminated.
In accordance with the terms of the Merger Agreement, (i) the officers, directors and certain stockholders of Transcept holding approximately 43% of the outstanding capital stock of Transcept have each entered into a support agreement with Paratek (the “Paratek Support Agreements”), and (ii) the officers, directors and certain stockholders of Paratek holding sufficient shares of Paratek have each entered into a support agreement with Transcept (the “Transcept Support Agreements,” together with the Transcept Support Agreements, the “Support Agreements”). The Support Agreements place certain restrictions on the transfer of the shares of Transcept and Paratek held by the respective signatories thereto and covenants on the voting of such shares in favor of approving the transactions contemplated by the Merger Agreement and against any actions that could adversely affect the consummation of the Merger.
Prior to Paratek’s entry into the Merger Agreement, certain third parties, including existing stockholders of Paratek, entered into agreements with Paratek pursuant to which such parties have agreed, subject to the terms and conditions of such agreements, to purchase shares of Paratek’s capital stock for an aggregate purchase price of approximately $93 million prior to the consummation of the Merger. The consummation of the transactions contemplated by such agreements are conditioned upon the satisfaction or waiver of the conditions set forth in the Merger Agreement.
The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the form of Transcept Support Agreement and the form of Paratek Support Agreement, which are filed as Exhibits 2.1, 2.2 and 2.3, respectively, and which are incorporated herein by reference.
Additional Information about the Merger and Where to Find It
In connection with the Merger, Transcept and Paratek intend to file relevant materials with the Securities and Exchange Commission, or the SEC, including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement. Investors and security holders of Transcept and Paratek are urged to read these materials when they become available because they will contain important information about Transcept, Paratek and the Merger. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Transcept with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Transcept by directing a written request to: Transcept Pharmaceuticals, Inc., 1003 W. Cutting Blvd., Suite #110, Point Richmond, California 94804, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Participants in the Solicitation
Transcept and its directors and executive officers and Paratek and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Transcept in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger will be included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of Transcept is also included in Transcept Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 14, 2014. This document is available free of charge at the SEC web site (www.sec.gov) and from Investor Relations at Transcept at the address described above.
Item 7.01 Regulation FD Disclosure.
Transcept and Paratek will host a joint conference call on July 1, 2014 at 8:00 a.m. Eastern Time to discuss the proposed Merger. A live audio webcast of the management presentation will be available at http://www.transcept.com. Alternatively, callers may listen to the conference call on the phone by dialing (877) 638-4558 (domestic) or (914) 495-8537 (international).
By filing the information in this Item 7.01 of this Current Report on Form 8-K, Transcept makes no admission as to the materiality of any information in this report. The information contained herein is intended to be considered in the context of Transcept filings with the SEC and other public announcements that Transcept makes, by press release or otherwise, from time to time. Transcept undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 8.01 Other Events.
On July 1, 2014, Transcept issued a joint press release with Paratek relating to the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: July 1, 2014	By:	/s/ Leone D. Patterson
Name: Leone D. Patterson
Title: Vice President, CFO

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated as of June 30, 2014, by and among Transcept Pharmaceuticals, Inc., Tigris Merger Sub, Inc. and Paratek Pharmaceuticals, Inc.
2.2	Form of Support Agreement, by and between Transcept Pharmaceuticals, Inc. and certain stockholders of Paratek Pharmaceuticals, Inc.
2.3	Form of Support Agreement, by and between Paratek Pharmaceuticals, Inc. and certain stockholders of Transcept Pharmaceuticals, Inc.
99.1	Press Release dated July 1, 2014.

*
All schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.